UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2014, the Board approved the Fiscal Year 2015 Avago Performance Bonus Plan for Executive Employees (the “Plan”), which is the Company’s performance-based annual cash incentive bonus plan for its executive management employees for its fiscal year ending November 1, 2015. The terms of the Plan are substantially the same as the Fiscal Year 2014 Avago Performance Bonus Plan for Executive Employees, adopted in respect of the Company’s fiscal year ended November 2, 2014, other than with regard to the performance metrics specified therein. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 8, 2014, Company announced that its Board has declared an interim cash dividend on the Company’s ordinary shares of $0.35 per share, payable on December 31, 2014 to its shareholders of record at the close of business (5:00 p.m.), Eastern Time, on December 19, 2014. A copy of the press release announcing the dividend is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1+	Fiscal Year 2015 Avago Performance Bonus Plan for Executive Employees

99.1	Press release, dated December 9, 2014, entitled “Avago Technologies Announces $0.35 Interim Dividend.”

Notes:

+	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Fiscal Year 2015 Avago Performance Bonus Plan for Executive Employees

99.1	Press release, dated December 9, 2014, entitled “Avago Technologies Announces $0.35 Interim Dividend.”

Notes:

+	Indicates a management contract or compensatory plan or arrangement.